 Exhibit 5.1

A&L Goodbody LLP	Dublin
International Financial Services Centre	Belfast
25-28 North Wall Quay, Dublin 1	London
D01 H104	New York
T +353 1 649 2000	San Francisco
Dx: 29 Dublin | www.algoodbody.com	Palo Alto

Date	8 September 2021

Our Ref	01427724

Osmotica Pharmaceuticals plc

25-28 North Wall Quay

Dublin 1

Ireland

Re: Prospectus Supplement to Registration Statement on Form S-3

Dear Sirs

We are acting as Irish counsel to Osmotica Pharmaceuticals plc (the Company), a public limited company incorporated under the laws of Ireland (registered number 607944), in connection with (i) the registration statement (the Registration Statement) on Form S-3 (File No. 333-236193) originally filed by the Company with the United States Securities and Exchange Commission (the SEC) under the Securities Act of 1933, as amended (the Securities Act), on 31 January 2020 and declared effective by the SEC on 12 February 2020, and the prospectus contained therein for the registration of, among other things, ordinary shares, nominal value $0.01 per share, of the Company, which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act at an initial aggregate offering price not to exceed $200,000,000; and (ii) the prospectus supplement, dated September 8, 2021 (the Prospectus Supplement) relating to the issuance and sale from time to time by the Company of ordinary shares in the capital of the Company with an aggregate offering price of up to $75,000,000 (the Shares).

The Shares are to be issued and sold by the Company pursuant to a Controlled Equity OfferingSM Sales Agreement, dated September 8, 2021, between the Company and Cantor Fitzgerald & Co. (the Sales Agreement). The Sales Agreement is being filed with the SEC on the date hereof as Exhibit 1.1 to the Company’s Current Report on Form 8-K.

In connection with this Opinion, we have examined and relied upon copies of:

•	the Registration Statement;

•	the Prospectus Supplement;

•	the Sales Agreement; and

•	copies of such corporate records of the Company as we have deemed necessary as a basis for the opinions hereinafter expressed.

In rendering this Opinion, we have examined, and have assumed the truth and accuracy of the contents of, all such corporate records, documents and certificates of officers of the Company and of public officials as to factual matters and have conducted such searches on September 8, 2021 in public registries in Ireland as we have deemed necessary or appropriate for the purposes of this Opinion but have made no independent investigation regarding such factual matters. In our examination we have assumed the (continued) truth and accuracy of the information contained in such documents, the genuineness of all signatures (electronic or otherwise), that any signatures (electronic or otherwise) are the signatures of the persons who they purport to be, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents.

CE Gill • JG Grennan • PD White • VJ Power • LA Kennedy • SM Doggett • B McDermott • PV Maher • S O’Riordan • MP McKenna • KA Feeney • M Sherlock • E MacNeill • KP Allen EA Roberts • C Rogers • G O’Toole • JN Kelly • N O’Sullivan • MJ Ward • AC Burke • D Widger • C Christle • S Ó Croinin • JW Yarr • DR Baxter • A McCarthy • JF Whelan • JB Somerville MF Barr • AM Curran • A Roberts • RM Moore • D Main • J Cahir • M Traynor • PM Murray • P Walker • K Furlong • PT Fahy • D Inverarity • M Coghlan • DR Francis • A Casey • B Hosty M O’Brien • L Mulleady • K Ryan • E Hurley • G Stanley • D Dagostino • R Grey • R Lyons • J Sheehy • C Carroll • SE Carson • P Diggin • J Williams • A O’Beirne • J Dallas SM Lynch • M McElhinney • C Owens • AD Ion • K O'Connor • JH Milne • T Casey • M Doyle • CJ Comerford • R Marron • D Berkery • K O'Shaughnessy • S O'Connor SE Murphy • D Nangle • L Butler • A Lawler • C Ó Conluain • N McMahon • HP Brandt • A Sheridan • LM Byrne • N Cole • M Devane • D Fitzgerald • G McDonald • N Meehan R O'Driscoll • B O'Malley

Consultants: Professor JCW Wylie • AF Browne • MA Greene • AV Fanagan • PM Law • C Duffy

We have further assumed:

1.	that, at the time of the issuance of the Shares, a sufficient number of ordinary shares in the capital of the Company will be authorised and available for issuance by the Company’s board of directors (the Board) pursuant to the Company’s memorandum and articles of association;

2.	that the constitution of the Company as adopted on 18 October 2018 and as is available in the Irish Companies Registration Office as at the date of this Opinion is correct and up to date;

3.	that there are no agreements or arrangements in existence which in any way amend or vary the terms of the Sales Agreement relating to the offering, issuance and payment for the Shares;

4.	where the Sales Agreement has been executed on behalf of the Company using a software platform that enables an advanced electronic signature or a qualified electronic signature to be applied to that agreement, that each such signature was applied under the authority and control of the relevant signatory;

5.	the accuracy and completeness of all information appearing on public records;

6.	that none of the resolutions and authorities of the Board, any committee of the Board and/or shareholders of the Company upon which we have relied have been or will be varied, amended or revoked in any respect or have expired and that the Shares will be issued in accordance with such resolutions and authorities;

7.	that the Registration Statement and Prospectus Supplement do not constitute (and are not intended/required to constitute) a prospectus within the meaning of Part 23 of the Irish Companies Act 2014 and to the extent that any offer of Shares is being made to investors in any member state of the European Union, the Company is satisfied that the obligation to propose and publish a prospectus pursuant to Irish prospectus law, or in particular pursuant to the European Union (Prospectus) Regulations 2019, does not arise; and

8.	the absence of fraud on the part of the Company and its respective officers, employees, agents and advisers, and that the Company will issue the Shares in good faith, for its legitimate and bona fide business purposes. We have further assumed that: (i) the Company will be fully solvent at the time of and immediately following the issue of any Shares; (ii) no resolution or petition for the appointment of a liquidator or examiner will be passed or presented prior to the issue of any Shares; (iii) no receiver will have been appointed in relation to any of the assets or undertaking of the Company prior to the issue of any Shares; and (iv) no composition in satisfaction of debts, scheme of arrangement, or compromise or arrangement with creditors or members (or any class of creditors or members) will be proposed, sanctioned or approved in relation to the Company prior to the issue of any Shares.

Subject to the foregoing and to the within additional qualifications and assumptions, we are of the opinion that the Shares, when issued in accordance with the terms and conditions of the Sales Agreement, will be duly authorised, validly issued, fully paid and will not be subject to calls for any additional payments (non-assessable).

In rendering this Opinion we have confined ourselves to matters of Irish law. We express no opinion on any laws other than the laws of Ireland (and the interpretation thereof) in force as at the date hereof. This Opinion speaks only as of its date. We are not under any obligation to update this Opinion from time to time, nor to notify you of any change of law, facts or circumstances referred to or relied upon in the giving of this Opinion.

This Opinion is given solely for the benefit of the addressee of this Opinion and may not be relied upon by any other person without our prior written consent, provided, however, that it may be relied upon by persons entitled to rely on it pursuant to applicable provisions of US federal securities laws.

This Opinion is also strictly confined to the matters expressly stated herein and is not to be read as extending by implication or otherwise to any other matter.

We hereby consent to the filing of this Opinion with the SEC as an exhibit to the Company's Current Report on Form 8-K being filed with the SEC on the date hereof and to the use of our name therein and in the related Prospectus Supplement under the caption “Legal Matters”.

The Opinion is governed by and construed in accordance with the laws of Ireland.

Yours faithfully

A&L Goodbody LLP

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